Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-63802, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184, 333-125723, 333-125724, 333-125726, 333-139491, 333-139492, 333-143467, 333-143468, 333-143469, 333-153898, 333-160397, 333-160398, 333-165604, 333-167871, 333-167872, 333-167873) of Genzyme Corporation of our report dated March 1, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2011